Exhibit (g)(2)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

The Bank of New York Mellon

(formerly Mellon Bank, N.A.)

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF November 9, 2011

TRUST	FUND
Fidelity Commonwealth Trust II	Fidelity International Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Large Cap Growth Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Large Cap Value Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Large Cap Core Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Mid Cap Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Small Cap Enhanced Index Fund
Fidelity Rutland Square Trust II	Strategic Advisers Core Fund
Fidelity Rutland Square Trust II	Strategic Advisers Core Multi-Manager Fund
Fidelity Rutland Square Trust II	Strategic Advisers Growth Fund
Fidelity Rutland Square Trust II	Strategic Advisers Growth Multi-Manager Fund

The addition of the following funds effective 11/16/11

1. Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund 2. Fidelity Rutland Square Trust II: Strategic Advisers Growth Multi-Manager Fund
Each of the Investment Companies Listed on Appendix "A" Attached Hereto, on Behalf of each of Their Respective Portfolios	The Bank of New York Mellon

By:/s/Kenneth Robins	By:/s/Claire Driscoll
Name: Kenneth Robins	Name: Claire Driscoll
Title: Treasurer	Title: Vice President